Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-203314 of our report dated March 30, 2015, relating to the financial statements of SCYNEXIS, Inc. appearing in the Annual Report on Form 10-K of SCYNEXIS Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

April 17, 2015